RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS17 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS17

         $ 6,071,641                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated September 25, 2003
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 25, 2003.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                     NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                     MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                     LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------   ---------  --------------  ----------   ---------  -----------
499 or less ......................          37  $    4,213,182        0.94%  $ 113,870        80.00%
500 - 519 ........................          12       1,670,756        0.37     139,230        83.52
520 - 539 ........................          20       2,992,185        0.66     149,609        79.56
540 - 559 ........................          20       2,649,183        0.59     132,459        80.91
560 - 579 ........................          20       2,887,312        0.64     144,366        73.58
580 - 599 ........................          20       2,998,377        0.67     149,919        82.98
600 - 619 ........................          49       7,412,640        1.65     151,278        78.75
620 - 639 ........................          73      11,759,407        2.61     161,088        76.94
640 - 659 ........................         117      18,660,559        4.14     159,492        77.58
660 - 679 ........................         179      29,325,740        6.51     163,831        75.44
680 - 699 ........................         265      47,600,989       10.57     179,626        75.25
700 - 719 ........................         271      45,594,025       10.13     168,244        71.51
720 - 739 ........................         307      54,812,973       12.17     178,544        74.24
740 - 759 ........................         344      57,768,223       12.83     167,931        73.23
760 - 779 ........................         385      65,689,615       14.59     170,622        71.58
780 - 799 ........................         286      53,606,646       11.91     187,436        69.17
800 or greater ...................         236      38,813,735        8.62     164,465        66.83
                                     ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score .......       2,641  $  448,455,546       99.60%  $ 169,805        72.88%
Not Available ....................          11       1,820,879        0.40     165,534        71.03
                                     ---------  --------------  ----------   ---------  -----------
Total, Average or Weighted Average       2,652  $  450,276,425      100.00%  $ 169,787        72.88%
                                     =========  ==============  ==========


     The minimum and maximum credit scores of the mortgage loans were 419 and 837, respectively, and the weighted average credit score of the mortgage loans was 727.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF     AVERAGE    AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence ..................        1,722  $ 342,377,399       76.04%  $  198,825       723        72.64%
Second/Vacation ....................           38      7,879,038        1.75      207,343       745        70.13
Non Owner-occupied .................          892    100,019,988       22.21      112,130       736        73.89
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average .        2,652  $ 450,276,425      100.00%  $  169,787       727        72.88%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase ...........................          819  $ 125,181,660       27.80% $ 152,847       733      80.66%
Rate/Term Refinance ................          765    132,930,480       29.52    173,765       732      67.44
Equity Refinance ...................        1,068    192,164,285       42.68    179,929       719      71.56
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average .        2,652  $ 450,276,425      100.00% $ 169,787       727      72.88%
                                         ========  =============  ==========


                            MORTGAGED PROPERTY TYPES

                                            NUMBER                                          WEIGHTED
                                              OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                           MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                                LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
----------------------------------------   --------  -------------  ----------   ---------  --------  ---------
Single-family detached .............          1,875  $ 319,726,665       71.01%  $ 170,521       726      72.07%
Planned Unit Developments (detached)            245     50,049,184       11.12     204,282       725      74.70
Two-to-four family units ...........            289     45,678,164       10.14     158,056       729      74.16
Condo Low-Rise (less than 5 stories)            165     21,797,012        4.84     132,103       732      75.09
Planned Unit Developments (attached)             37      5,576,965        1.24     150,729       718      79.38
Townhouse ..........................             24      4,310,030        0.96     179,585       744      75.94
Condo High-Rise (9 stories or more)               8      2,084,520        0.46     260,565       725      75.33
Condo Mid-Rise (5 to 8 stories) ....              4        622,506        0.14     155,626       661      75.78
Leasehold ..........................              4        346,922        0.08      86,730       782      77.48
Condotel (9 or more stories) .......              1         84,458        0.02      84,458       765      75.00
                                           --------  -------------  ----------   ---------  --------  ---------
Total, Average or Weighted Average .          2,652  $ 450,276,425      100.00%  $ 169,787       727      72.88%
                                           ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   -----------  --------   ---------
Alaska ...........................              1  $      67,176         0.01%  $    67,176       738       68.00%
Alabama ..........................             27      3,354,095         0.74       124,226       692       82.05
Arkansas .........................             13      1,314,469         0.29       101,113       663       84.92
Arizona ..........................             95     13,040,688         2.90       137,270       722       74.75
California .......................            551    139,256,247        30.93       252,734       743       66.89
Colorado .........................            105     17,302,688         3.84       164,788       726       72.76
Connecticut ......................             41      8,347,845         1.85       203,606       712       72.69
District of Columbia .............             10      1,841,109         0.41       184,111       679       69.29
Delaware .........................              1        113,388         0.03       113,388       773       70.00
Florida ..........................            180     24,628,160         5.47       136,823       721       75.14
Georgia ..........................             70      8,635,717         1.92       123,367       702       79.04
Hawaii ...........................             15      2,916,184         0.65       194,412       732       71.85
Iowa .............................             10        728,836         0.16        72,884       740       87.32
Idaho ............................             13      2,046,767         0.45       157,444       703       83.13
Illinois .........................             96     14,774,707         3.28       153,903       729       77.61
Indiana ..........................             59      4,736,527         1.05        80,280       714       80.27
Kansas ...........................             14      2,251,645         0.50       160,832       740       78.33
Kentucky .........................             10        946,555         0.21        94,656       697       80.45
Louisiana ........................             19      2,491,957         0.55       131,156       709       76.05
Massachusetts ....................             42     10,626,102         2.36       253,002       730       63.66
Maryland .........................             70     13,898,616         3.09       198,552       734       72.04
Maine ............................              7        841,856         0.19       120,265       729       67.90
Michigan .........................             89     10,558,079         2.34       118,630       711       77.83
Minnesota ........................             53      8,909,527         1.98       168,104       728       76.69
Missouri .........................             31      3,284,448         0.73       105,950       719       78.66
Mississippi ......................              4        357,593         0.08        89,398       703       84.13
Montana ..........................             10      1,511,335         0.34       151,134       711       80.91
North Carolina ...................             49      6,555,998         1.46       133,796       706       75.73
North Dakota .....................              2        196,037         0.04        98,018       717       91.67
Nebraska .........................              5        400,746         0.09        80,149       721       87.38
New Hampshire ....................             22      3,589,919         0.80       163,178       680       77.06
New Jersey .......................             68     15,217,984         3.38       223,794       730       74.13
New Mexico .......................             45      6,296,259         1.40       139,917       709       77.47
Nevada ...........................             45      6,526,574         1.45       145,035       722       76.09
New York .........................             57     12,703,274         2.82       222,864       717       73.31
Ohio .............................             71      6,439,311         1.43        90,695       716       78.21
Oklahoma .........................             16      1,587,587         0.35        99,224       706       81.85
Oregon ...........................             52      7,978,982         1.77       153,442       728       77.14
Pennsylvania .....................             38      3,919,950         0.87       103,157       745       78.26
Rhode Island .....................             13      2,221,759         0.49       170,905       710       66.38
South Carolina ...................             26      3,164,920         0.70       121,728       725       83.19
South Dakota .....................              1        144,720         0.03       144,720       661       80.00
Tennessee ........................             20      1,822,273         0.40        91,114       716       78.63
Texas ............................            218     30,203,514         6.71       138,548       707       76.47
Utah .............................             34      5,348,112         1.19       157,297       716       82.04
Virginia .........................            107     16,235,871         3.61       151,737       727       76.00
Vermont ..........................              6      1,578,796         0.35       263,133       677       67.97
Washington .......................             87     14,512,093         3.22       166,806       724       75.59
Wisconsin ........................             25      3,718,918         0.83       148,757       739       73.02
West Virginia ....................              5        639,690         0.14       127,938       771       71.78
Wyoming ..........................              4        490,824         0.11       122,706       737       82.81
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average          2,652  $ 450,276,425       100.00%  $   169,787       727       72.88%
                                        =========  =============   ==========


     No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------------     ---------   ------------   ----------   ---------   --------   ---------
Full Documentation ................           940   $155,749,910        34.59%  $ 165,691        719       77.44%
Reduced Documentation .............         1,712    294,526,515        65.41     172,037        730       70.46
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          2,652   $450,276,425       100.00%  $ 169,787        727       72.88%
                                        =========   ============   ==========


     No more than 36.4% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 2.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
4.750 - 4.874 ......................            1   $     86,995         0.02%  $  86,995        696       95.00%
4.875 - 4.999 ......................            8      1,991,517         0.44     248,940        757       52.58
5.000 - 5.124 ......................           19      5,190,454         1.15     273,182        767       56.82
5.125 - 5.249 ......................           16      3,880,315         0.86     242,520        749       55.96
5.250 - 5.374 ......................           41      9,454,852         2.10     230,606        763       62.26
5.375 - 5.499 ......................           72     16,827,980         3.74     233,722        754       63.19
5.500 - 5.624 ......................          117     23,978,510         5.33     204,945        748       65.93
5.625 - 5.749 ......................          139     33,828,112         7.51     243,368        734       70.70
5.750 - 5.874 ......................          228     48,922,539        10.87     214,573        726       72.16
5.875 - 5.999 ......................          421     82,588,452        18.34     196,172        728       73.16
6.000 - 6.124 ......................          280     45,024,407        10.00     160,801        734       71.09
6.125 - 6.249 ......................          192     31,939,612         7.09     166,352        722       75.08
6.250 - 6.374 ......................          210     31,093,076         6.91     148,062        714       75.33
6.375 - 6.499 ......................          185     24,404,140         5.42     131,914        729       76.38
6.500 - 6.624 ......................          226     29,569,787         6.57     130,840        714       77.02
6.625 - 6.749 ......................          156     20,143,014         4.47     129,122        704       76.98
6.750 - 6.874 ......................          120     15,466,382         3.43     128,887        714       79.12
6.875 - 6.999 ......................           72      9,095,386         2.02     126,325        700       81.54
7.000 - 7.124 ......................           47      6,295,783         1.40     133,953        687       82.79
7.125 - 7.249 ......................           23      2,520,105         0.56     109,570        707       81.96
7.250 - 7.374 ......................           16      1,363,192         0.30      85,200        705       81.65
7.375 - 7.499 ......................           16      1,471,999         0.33      92,000        684       81.70
7.500 - 7.624 ......................           17      2,040,402         0.45     120,024        710       81.88
7.625 - 7.749 ......................            9        833,015         0.19      92,557        673       85.37
7.750 - 7.874 ......................           14      1,729,159         0.38     123,511        651       87.82
7.875 - 7.999 ......................            5        423,067         0.09      84,613        654       81.55
8.000 - 8.124 ......................            1         51,296         0.01      51,296        753       62.00
8.500 - 8.624 ......................            1         62,881         0.01      62,881        551       90.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average .        2,652   $450,276,425       100.00%  $ 169,787        727       72.88%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.0302% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
4.470 ............................              1   $     86,995         0.02%  $  86,995        696       95.00%
4.595 ............................              8      1,991,517         0.44     248,940        757       52.58
4.720 ............................             19      5,190,454         1.15     273,182        767       56.82
4.845 ............................             16      3,880,315         0.86     242,520        749       55.96
4.970 ............................             41      9,454,852         2.10     230,606        763       62.26
5.095 ............................             72     16,827,980         3.74     233,722        754       63.19
5.220 ............................            117     23,978,510         5.33     204,945        748       65.93
5.345 ............................            138     33,702,652         7.48     244,222        734       70.90
5.395 ............................              1        125,459         0.03     125,459        757       17.00
5.470 ............................            228     48,922,539        10.87     214,573        726       72.16%
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            641   $144,161,273        32.02%  $ 244,901        739       67.84%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.253725207%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
 100,000 or less ..................           781   $ 55,117,019        12.24%  $  70,572        719       74.71%
 100,001-200,000 ..................         1,088    151,515,000        33.65     139,260        721       74.77
 200,001-300,000 ..................           443    104,526,312        23.21     235,951        728       70.58
 300,001-400,000 ..................           185     62,821,997        13.95     339,578        734       73.32
 400,001-500,000 ..................            94     41,362,162         9.19     440,023        739       71.83
 500,001-600,000 ..................            44     23,687,164         5.26     538,345        735       69.89
 600,001-700,000 ..................            15      9,444,383         2.10     629,626        714       67.46
 800,001-900,000 ..................             1        875,472         0.19     875,472        733       78.00
 900,001-1,000,000 ................             1        926,917         0.21     926,917        670       55.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          2,652   $450,276,425       100.00%  $ 169,787        727       72.88%
                                        =========   ============   ==========



                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
----------------------------------      ---------   ------------   ----------   ---------   --------
00.01-50.00 ......................            228   $ 38,777,483         8.61%  $ 170,077        754
50.01-55.00 ......................             84     17,544,188         3.90     208,859        745
55.01-60.00 ......................            142     25,258,615         5.61     177,878        734
60.01-65.00 ......................            148     26,732,937         5.94     180,628        746
65.01-70.00 ......................            230     40,458,502         8.99     175,907        738
70.01-75.00 ......................            310     55,159,549        12.25     177,934        725
75.01-80.00 ......................            987    180,449,562        40.08     182,826        722
80.01-85.00 ......................             65      9,374,428         2.08     144,222        699
85.01-90.00 ......................            340     40,782,108         9.06     119,947        702
90.01-95.00 ......................            110     14,933,973         3.32     135,763        705
95.01-100.00 .....................              8        805,079         0.18     100,635        684
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average          2,652   $450,276,425       100.00%  $ 169,787        727
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 72.88%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-P CERTIFICATES
                                               --------------------------------
                                                0%     6%     18%    24%    30%
                                               ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ................................... 100%   100%   100%   100%   100%
April 2006 ...................................  98     93     81     75     69
April 2007 ...................................  97     86     65     56     47
April 2008 ...................................  95     79     52     42     33
April 2009 ...................................  93     73     42     31     22
April 2010 ...................................  91     67     34     23     15
April 2011 ...................................  89     62     27     17     11
April 2012 ...................................  87     57     22     13      7
April 2013 ...................................  85     52     17      9      5
April 2014 ...................................  82     47     14      7      3
April 2015 ...................................  80     43     11      5      2
April 2016 ...................................  77     39      9      4      2
April 2017 ...................................  74     35      7      3      1
April 2018 ...................................  71     32      5      2      1
April 2019 ...................................  68     29      4      1      *
April 2020 ...................................  65     26      3      1      *
April 2021 ...................................  61     23      3      1      *
April 2022 ...................................  58     20      2      1      *
April 2023 ...................................  54     18      2      *      *
April 2024 ...................................  50     15      1      *      *
April 2025 ...................................  45     13      1      *      *
April 2026 ...................................  40     11      1      *      *
April 2027 ...................................  35      9      *      *      *
April 2028 ...................................  30      7      *      *      *
April 2029 ...................................  25      6      *      *      *
April 2030 ...................................  19      4      *      *      *
April 2031 ...................................  13      3      *      *      *
April 2032 ...................................   6      1      *      *      *
April 2033 ...................................   0      0      0      0      0
Weighted Average Life in Years** (to Maturity) 17.5   10.0   4.6    3.4    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  145,481,565.60   $ 310,688,442.24
Weighted average mortgage rate .................         5.5462768712%            6.2612%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  356                358
Weighted average remaining term
to maturity (months) ...........................                  335                336

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

 ASSUMED PURCHASE PRICE       0%     6%     18%     24%     30%
-------------------------    ----   ----   -----   -----   -----
$4,253,930 .............     2.2%   4.2%   10.0%   13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $ 12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days........            236         28,610            372         44,459            477         64,448
90 days or more(2)...            307         35,045            409         44,171            516         62,039
Foreclosures Pending.            273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $    388,390          3,919    $   497,389
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211   $ 15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743   $    493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

-----------

(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                  EXPERIENCE(1)



                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $ 6,234,461          45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742       104,823             901        131,032
60 to 89 days........             65         11,033            118        17,904             185         29,788
90 days or more(2)...             77         13,377            123        17,598             165         27,231
Foreclosures Pending.             80         12,263            113        19,378             198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $   159,703           1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%        2.562%          3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271   $  9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625   $    264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

     The Class A-PO Certificates are "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 172,720,832.82     5.500000  %  2,652,364.27
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 178,498,974.43     5.500000  %  1,766,729.36
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  15,158,865.43     0.000000  %    110,627.17
A-V     76111XBX0             0.00           0.00     0.005686  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,294,537.85     5.500000  %      8,668.51
M-2     76111XCA9     2,119,600.00   2,084,069.39     5.500000  %      2,476.61
M-3     76111XCB7     1,324,700.00   1,302,494.21     5.500000  %      1,547.83
B-1     76111XCC5       794,800.00     781,476.86     5.500000  %        928.67
B-2     76111XCD3       529,900.00     521,017.35     5.500000  %        619.16
B-3     76111XCE1       794,876.12     781,551.71     5.500000  %        928.77

-------------------------------------------------------------------------------
                  529,888,538.90   474,400,820.05                  4,544,890.35
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       791,637.15  3,444,001.42            0.00       0.00    170,068,468.55
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       818,120.30  2,584,849.66            0.00       0.00    176,732,245.07
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00    110,627.17            0.00       0.00     15,048,238.26
A-V         2,247.82      2,247.82            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,433.30     42,101.81            0.00       0.00      7,285,869.34
M-2         9,551.98     12,028.59            0.00       0.00      2,081,592.78
M-3         5,969.77      7,517.60            0.00       0.00      1,300,946.38
B-1         3,581.77      4,510.44            0.00       0.00        780,548.19
B-2         2,388.00      3,007.16            0.00       0.00        520,398.19
B-3         3,582.11      4,510.88            0.00       0.00        780,622.94

-------------------------------------------------------------------------------
        2,107,106.78  6,651,997.13            0.00       0.00    469,855,929.70
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     842.540648   12.938362     3.861645    16.800007   0.000000  829.602286
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     892.494872    8.833647     4.090602    12.924249   0.000000  883.661225
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     910.515495    6.644809     0.000000     6.644809   0.000000  903.870687
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     983.237118    1.168436     4.506504     5.674940   0.000000  982.068682
M-2     983.237119    1.168437     4.506501     5.674938   0.000000  982.068682
M-3     983.237120    1.168438     4.506507     5.674945   0.000000  982.068682
B-1     983.237114    1.168432     4.506505     5.674937   0.000000  982.068682
B-2     983.237110    1.168428     4.506511     5.674939   0.000000  982.068682
B-3     983.237116    1.168434     4.506501     5.674935   0.000000  982.068682

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       98,831.46
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,740.27

SUBSERVICER ADVANCES THIS MONTH                                        9,384.29
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,289,165.95

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     373,453.62


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     469,855,929.71

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,094

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,980,818.51

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.22038700 %     2.32581100 %    0.43930070 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.19662200 %     2.27057015 %    0.45768120 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61319784
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.00

POOL TRADING FACTOR:                                                88.67071001

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 170,068,468.55     5.500000  %  2,060,161.78
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 176,732,245.07     5.500000  %  1,372,265.61
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  15,048,238.26     0.000000  %     99,176.88
A-V     76111XBX0             0.00           0.00     0.005663  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,285,869.34     5.500000  %      8,740.34
M-2     76111XCA9     2,119,600.00   2,081,592.78     5.500000  %      2,497.14
M-3     76111XCB7     1,324,700.00   1,300,946.38     5.500000  %      1,560.65
B-1     76111XCC5       794,800.00     780,548.19     5.500000  %        936.37
B-2     76111XCD3       529,900.00     520,398.19     5.500000  %        624.28
B-3     76111XCE1       794,876.12     780,622.94     5.500000  %        936.45

-------------------------------------------------------------------------------
                  529,888,538.90   469,855,929.70                  3,546,899.50
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       779,480.48  2,839,642.26            0.00       0.00    168,008,306.77
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       810,022.79  2,182,288.40            0.00       0.00    175,359,979.46
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00     99,176.88            0.00       0.00     14,949,061.38
A-V         2,217.12      2,217.12            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,393.57     42,133.91            0.00       0.00      7,277,129.00
M-2         9,540.63     12,037.77            0.00       0.00      2,079,095.64
M-3         5,962.67      7,523.32            0.00       0.00      1,299,385.73
B-1         3,577.51      4,513.88            0.00       0.00        779,611.82
B-2         2,385.16      3,009.44            0.00       0.00        519,773.91
B-3         3,577.86      4,514.31            0.00       0.00        779,686.49

-------------------------------------------------------------------------------
        2,086,752.37  5,633,651.87            0.00       0.00    466,309,030.20
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     829.602286   10.049570     3.802344    13.851914   0.000000  819.552716
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     883.661225    6.861328     4.050114    10.911442   0.000000  876.799897
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     903.870686    5.957047     0.000000     5.957047   0.000000  897.913639
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     982.068682    1.178118     4.501148     5.679266   0.000000  980.890564
M-2     982.068682    1.178119     4.501146     5.679265   0.000000  980.890564
M-3     982.068679    1.178116     4.501147     5.679263   0.000000  980.890564
B-1     982.068684    1.178120     4.501145     5.679265   0.000000  980.890564
B-2     982.068673    1.178109     4.501151     5.679260   0.000000  980.890564
B-3     982.068684    1.178121     4.501154     5.679275   0.000000  980.890564

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       97,825.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,240.00

SUBSERVICER ADVANCES THIS MONTH                                       25,569.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   4,062,959.96

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        373,453.62

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     466,309,030.20

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,085

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,982,956.39

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.19662200 %     2.34569600 %    0.44302290 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.17859700 %     2.28509629 %    0.46062400 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61286291
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              338.80

POOL TRADING FACTOR:                                                88.00134292

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 168,008,306.77     5.500000  %  2,560,664.71
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 175,359,979.46     5.500000  %  1,705,648.63
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  14,949,061.38     0.000000  %    119,536.90
A-V     76111XBX0             0.00           0.00     0.005541  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,277,129.00     5.500000  %      8,770.61
M-2     76111XCA9     2,119,600.00   2,079,095.64     5.500000  %      2,505.79
M-3     76111XCB7     1,324,700.00   1,299,385.73     5.500000  %      1,566.06
B-1     76111XCC5       794,800.00     779,611.82     5.500000  %        939.61
B-2     76111XCD3       529,900.00     519,773.91     5.500000  %        626.45
B-3     76111XCE1       794,876.12     779,686.49     5.500000  %        939.71

-------------------------------------------------------------------------------
                  529,888,538.90   466,309,030.20                  4,401,198.47
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       770,038.07  3,330,702.78            0.00       0.00    165,447,642.06
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       803,733.24  2,509,381.87            0.00       0.00    173,654,330.83
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00    119,536.90            0.00       0.00     14,829,524.48
A-V         2,153.31      2,153.31            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,353.51     42,124.12            0.00       0.00      7,268,358.39
M-2         9,529.19     12,034.98            0.00       0.00      2,076,589.85
M-3         5,955.52      7,521.58            0.00       0.00      1,297,819.67
B-1         3,573.22      4,512.83            0.00       0.00        778,672.21
B-2         2,382.30      3,008.75            0.00       0.00        519,147.46
B-3         3,573.56      4,513.27            0.00       0.00        778,746.78

-------------------------------------------------------------------------------
        2,070,886.50  6,472,084.97            0.00       0.00    461,907,831.73
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     819.552716   12.491047     3.756283    16.247330   0.000000  807.061669
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     876.799897    8.528243     4.018666    12.546909   0.000000  868.271654
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     897.913639    7.179970     0.000000     7.179970   0.000000  890.733669
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.890563    1.182198     4.495749     5.677947   0.000000  979.708365
M-2     980.890565    1.182199     4.495749     5.677948   0.000000  979.708365
M-3     980.890565    1.182200     4.495750     5.677950   0.000000  979.708365
B-1     980.890562    1.182197     4.495747     5.677944   0.000000  979.708365
B-2     980.890569    1.182204     4.495754     5.677958   0.000000  979.708365
B-3     980.890562    1.182197     4.495745     5.677942   0.000000  979.708365

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:29                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       97,051.82
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,712.63

SUBSERVICER ADVANCES THIS MONTH                                       20,830.73
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7   2,775,039.01

 (B)  TWO MONTHLY PAYMENTS:                                    2     826,893.45

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     461,907,831.73

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,075

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,838,895.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.17859700 %     2.36077800 %    0.44585720 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.15501000 %     2.30408908 %    0.46447490 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61243593
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.70

POOL TRADING FACTOR:                                                87.17075344

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17(POOL #  4738)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4738
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XBQ5   205,000,000.00 165,447,642.06     5.500000  %  3,713,844.23
A-2     76111XBR3    50,731,300.00  50,731,300.00     5.500000  %          0.00
A-3     76111XBS1     3,322,600.00   3,322,600.00     5.500000  %          0.00
A-4     76111XBT9    26,703,100.00  26,703,100.00     5.500000  %          0.00
A-5     76111XBU6   200,000,000.00 173,654,330.83     5.500000  %  2,473,776.95
A-6     76111XBV4    14,500,000.00  14,500,000.00     5.500000  %          0.00
A-P     76111XBW2    16,648,662.78  14,829,524.48     0.000000  %    151,563.57
A-V     76111XBX0             0.00           0.00     0.005409  %          0.00
R       76111XBY8           100.00           0.00     5.500000  %          0.00
M-1     76111XBZ5     7,418,900.00   7,268,358.39     5.500000  %      8,788.73
M-2     76111XCA9     2,119,600.00   2,076,589.85     5.500000  %      2,510.96
M-3     76111XCB7     1,324,700.00   1,297,819.67     5.500000  %      1,569.29
B-1     76111XCC5       794,800.00     778,672.21     5.500000  %        941.55
B-2     76111XCD3       529,900.00     519,147.46     5.500000  %        627.74
B-3     76111XCE1       794,876.12     778,746.78     5.500000  %        941.64

-------------------------------------------------------------------------------
                  529,888,538.90   461,907,831.73                  6,354,564.66
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       758,301.69  4,472,145.92            0.00       0.00    161,733,797.83
A-2       232,518.46    232,518.46            0.00       0.00     50,731,300.00
A-3        15,228.58     15,228.58            0.00       0.00      3,322,600.00
A-4       122,389.21    122,389.21            0.00       0.00     26,703,100.00
A-5       795,915.68  3,269,692.63            0.00       0.00    171,180,553.88
A-6        66,458.33     66,458.33            0.00       0.00     14,500,000.00
A-P             0.00    151,563.57            0.00       0.00     14,677,960.91
A-V         2,082.02      2,082.02            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        33,313.31     42,102.04            0.00       0.00      7,259,569.66
M-2         9,517.70     12,028.66            0.00       0.00      2,074,078.89
M-3         5,948.34      7,517.63            0.00       0.00      1,296,250.38
B-1         3,568.91      4,510.46            0.00       0.00        777,730.66
B-2         2,379.43      3,007.17            0.00       0.00        518,519.72
B-3         3,569.26      4,510.90            0.00       0.00        777,805.14

-------------------------------------------------------------------------------
        2,051,190.92  8,405,755.58            0.00       0.00    455,553,267.07
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     807.061669   18.116313     3.699033    21.815346   0.000000  788.945355
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583332     4.583332   0.000000 1000.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5     868.271654   12.368885     3.979578    16.348463   0.000000  855.902769
A-6    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-P     890.733669    9.103648     0.000000     9.103648   0.000000  881.630021
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     979.708365    1.184641     4.490330     5.674971   0.000000  978.523725
M-2     979.708363    1.184639     4.490328     5.674967   0.000000  978.523725
M-3     979.708363    1.184638     4.490330     5.674968   0.000000  978.523725
B-1     979.708362    1.184638     4.490325     5.674963   0.000000  978.523725
B-2     979.708363    1.184639     4.490338     5.674977   0.000000  978.523725
B-3     979.708362    1.184637     4.490335     5.674972   0.000000  978.523725

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S17 (POOL #  4738)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4738
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       96,179.07
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,072.13

SUBSERVICER ADVANCES THIS MONTH                                       12,702.91
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   1,712,763.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        462,810.16

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     455,553,267.07

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,062

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,795,712.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.15501000 %     2.38051500 %    0.44956300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.11847000 %     2.33340417 %    0.47044040 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,879,178.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,879,178.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.61169869
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              336.50

POOL TRADING FACTOR:                                                85.97152677